EXHIBIT 23.2
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CONSENT OF ODENBERG, ULLAKKO, MURANISHI& CO LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Annual Report on Form 10-KSB of our report dated March 30, 2007, with respect to the 2006 consolidated financial statements of ZAP, which appear in such Annual Report.






/S/ Odenberg, Ullakko Muranishi & Co. LLP
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Odenberg, Ullakko Muranishi & Co. LLP
San Francisco, California
April 11, 2008